                                                FILED PURSUANT TO RULE 424(b)(3)
                                                             FILE NO. 333-35378


SUPPLEMENT TO
PROSPECTUS DATED MAY 8, 2000



                                   ECOLAB INC.

                         424,111 SHARES OF COMMON STOCK


         This document supplements the Prospectus, dated May 8, 2000, relating to the proposed sale of up to 424,111 shares of common stock.

         On October 9, 2000, Bobby Cheney, who was identified in the Prospectus as beneficially owning 333,288 of the offered shares, transferred 50,000 of those shares to two trusts. The name of each transferee and the number of shares transferred are indicated below:


                                                          Shares
         Transferee                                       Transferred
         ----------                                       -----------
         The Robert J. Cheney 2000
         Retained Annuity Trust(1)                        25,000

         The Carolyn Gail Cheney 2000
         Retained Annuity Trust(2)                        25,000

            (1) Robert J. Cheney is the Trustee of this trust.
            (2) Carolyn Gail Cheney is the Trustee of this trust.

         Each of these transferees will be a "Selling Stockholder" under the Prospectus and the shares transferred to them will be covered by the Prospectus. The table on page 6 of the Prospectus is amended to add the information provided above.

           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS OCTOBER 26, 2000